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                                                                     Exhibit 2.2

                            COMPANY OPTION AGREEMENT

         This COMPANY OPTION AGREEMENT, dated as of October 20, 1999, is made and entered into among Zhone Technologies, Inc., a Delaware corporation ("PARENT"), Zhone Acquisition Corp., a Texas corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and Premisys Communications, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H :

         WHEREAS, concurrently herewith, Parent, Merger Sub and the Company are entering into an Agreement and Plan of Merger dated as of the date hereof (the "MERGER AGREEMENT");

         WHEREAS, as a condition and inducement to Parent's and Merger Sub's execution of the Merger Agreement and in pursuit of the transactions contemplated thereby and in consideration therefor, the Company agrees to grant Merger Sub an option to purchase Common Stock (as hereinafter defined), upon the terms and subject to the conditions of this Agreement; and

         WHEREAS, the Board of Directors of the Company has approved the grant of such option and the Merger Agreement prior to the execution hereof.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

         1. THE TOP-UP OPTION. The Company hereby grants to Merger Sub an irrevocable option (the "TOP-UP OPTION") to purchase, subject to the terms hereof, that number of shares of common stock, par value $0.01 per share ("COMMON STOCK"), of the Company (the "TOP-UP OPTION SHARES") equal to the lowest number of shares of Common Stock that, when added to the number of shares of Common Stock owned by Merger Sub at the time of such exercise, shall constitute one share more than 90% of the shares of Common Stock then outstanding (assuming the issuance of the Top-Up Option Shares) at a price per share equal to $10.00 in cash (the "OPTION PRICE"); provided, however, that the Top-Up Option shall not be exercisable unless immediately after such exercise Merger Sub would own more than 90% of the shares of Common Stock then outstanding.

         2.  EXERCISE OF TOP-UP OPTION.

                  (a) Merger Sub may exercise the Top-Up Option, in whole but not in part, at any one time after the occurrence of a Top-Up Exercise Event (as defined below) and prior to the occurrence of a Top-Up Termination Event (as defined below).

                  (b) A "TOP-UP EXERCISE EVENT" shall occur for purposes of this Agreement upon Merger Sub's acceptance for payment pursuant to the Offer (as defined in the Merger Agreement) of shares of Common Stock constituting more than 85% but less than 90% of the shares of Common Stock then outstanding.


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                  (c) Each of the following shall be a "TOP-UP TERMINATION
EVENT":

                           (i)   the Effective Time (as defined in the Merger
Agreement);

                           (ii) the date which is ten (10) business days after the occurrence of the Top-Up Exercise Event (or such later date on which the closing of a purchase may be consummated, as set forth in
         Section 3(a) below); and

                           (iii)  the termination of the Merger Agreement.

         3.  CLOSING.

                  (a) In the event Merger Sub is entitled to and wishes to exercise the Top-Up Option, it shall send to the Company a written notice (the date of which being herein referred to as the "NOTICE DATE") specifying a place and date not earlier than three business days nor later than ten business days from the Notice Date for the closing of such purchase (the "CLOSING DATE"); provided that if the closing of such purchase cannot be consummated by reason of any applicable judgment, injunction, decree, order, law or regulation, the period of time that would otherwise run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and provided, further, that if prior notification to or approval of any regulatory or antitrust agency is required in connection with such purchase, Merger Sub shall promptly file the required notice or application for approval, shall promptly notify the Company of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Top-Up Option shall be deemed to occur on the Notice Date relating thereto.

                  (b) At the closing referred to in subsection (a) of this
Section 3, Merger Sub shall (i) pay to the Company the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Top-Up Option in immediately available funds by wire transfer to a bank account designated by the Company (provided that failure or refusal of the Company to designate such a bank account shall not preclude Merger Sub from exercising the Top-Up Option by delivery of a certified check or bank draft) and (ii) present and surrender this Agreement to the Company.

                  (c) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (b) of this Section 3, the Company shall deliver to Merger Sub a certificate or certificates representing the number of shares of Common Stock purchased by Merger Sub.

                  (d) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:


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                  "The transfer of the shares represented by this certificate is subject to resale restrictions arising under applicable securities laws (including the Securities Act of 1933, as amended)."

It is understood and agreed that the reference to the resale restrictions arising under applicable securities laws, including the Securities Act of 1933, as amended (the "SECURITIES ACT"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Merger Sub shall have delivered to the Company a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such legend is not required for purposes of the Securities Act or other applicable securities laws. In addition, such certificates shall bear any other legend as may be required by law.

                  (e) Upon the giving by Merger Sub to the Company of the written notice of exercise of the Top-Up Option provided for under subsection
(a) of this Section 3 and the tender of the applicable purchase price in immediately available funds, Merger Sub shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to Merger Sub. The Company shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 3 in the name of Merger Sub or its assignee, transferee or designee.

         4. COVENANTS OF THE COMPANY. In addition to its other agreements and covenants herein, the Company agrees:

                  (a) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company; and

                  (b) promptly to take all action as may from time to time be required (including complying with all applicable notification, filing reporting and waiting period requirements under the HSR Act (as defined in the Merger Agreement) or otherwise, and cooperating fully with Merger Sub in preparing any applications or notices and providing such information to any regulatory authority as it may require) in order to permit Merger Sub to exercise the Top-Up Option and the Company duly and effectively to issue shares of Common Stock pursuant hereto.

         5.  REPRESENTATIONS AND WARRANTIES.

                  (a) The Company hereby represents and warrants to Merger Sub as follows:

                           (i) The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions


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          contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms.

                           (ii) All shares, upon issuance pursuant to the Top-Up Option, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests (other than those created by this Agreement) and will not subject to any preemptive rights.

                           (iii) The execution, delivery and performance of this Agreement does not and will not, and the consummation by the Company of any of the transactions contemplated hereby will not, constitute or result in (A) a breach or violation of or a default under, its certificate of incorporation or by-laws, or the comparable governing instruments of any of its subsidiaries, or (B) a breach or violation of or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject.

         (b) Merger Sub hereby represents and warrants to the Company that Merger Sub has full corporate power and authority to enter into this Agreement and, subject to obtaining the approvals referred to in this Agreement, to consummate the transactions contemplated by this Agreement; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the party of Merger Sub; and this Agreement has been duly executed and delivered by Merger Sub and constitutes a valid and legally binding obligation of Merger Sub enforceable in accordance with its terms.

         6. ASSIGNMENT. None of the parties hereto may assign any of its rights or obligations under this Agreement or the Top-Up Option created hereunder to any other person, without the express written consent of the other parties, except that Merger Sub may assign its rights and obligations hereunder to another wholly owned subsidiary of Parent.

         7. FILINGS; OTHER ACTIONS. Each of Merger Sub and the Company will use its best efforts to make all filings with, and to obtain consents of, all third parties and regulatory and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, notices and filings under the HSR Act.

         8. ENFORCEMENT. Irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this


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Agreement in the Court of Chancery in and for New Castle County in the State of
Delaware (or, if such court lacks subject matter jurisdiction, any appropriate state or federal court in New Castle County in the State of Delaware), this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto (a) shall submit itself to the personal jurisdiction of the Court of Chancery in and for New Castle County in the State of Delaware (or, if such court lacks subject matter jurisdiction, any appropriate state or federal court in New Castle County in the State of Delaware) in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (b) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) shall not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the Court of Chancery in and for New Castle County in the State of Delaware (or, if such court lacks subject matter jurisdiction, any appropriate state or federal court in New Castle County in the State of Delaware).

         9. SEVERABILITY. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

         10. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

         11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         13. EXPENSES. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         14. ENTIRE AGREEMENT. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assignees. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.


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         15. CAPTIONS; CAPITALIZED TERMS. The section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.






                            [signature page follows]



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         IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this
Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                              ZHONE TECHNOLOGIES, INC.,
                              a Delaware corporation


                              By: /s/ Mory Ejabat
                                 ---------------------------------------------
                              Name: Mory Ejabat
                                   -------------------------------------------
                              Title: Chairman and Chief Executive Officer
                                    ------------------------------------------

                              ZHONE ACQUISITION CORP.,
                              a Texas corporation


                              By: /s/ Mory Ejabat
                                 ---------------------------------------------
                              Name: Mory Ejabat
                                   -------------------------------------------
                              Title: Chairman and Chief Executive Officer
                                    ------------------------------------------


                              PREMISYS COMMUNICATIONS, INC.,
                              a Delaware corporation


                              By: /s/ Nicholas J. Williams
                                 ---------------------------------------------
                              Name: Nicholas J. Williams
                                   -------------------------------------------
                              Title:  President and Chief Executive Officer
                                    ------------------------------------------



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